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                                      LEASE

STATE OF LOUISIANA

PARISH OF CALCASIEU

         KNOW ALL MEN BY THESE PRESENTS:

         This Lease is entered into by and between The Ardoin Limited Partnership, a limited partnership organized and existing under the laws of the State of Louisiana, hereinafter referred to as Lessor, and Zapata Haynie Corporation, a corporation organized and existing under the laws of the State of Virginia, hereinafter referred to as Lessee, both of which do mutually covenant and agree as follows:

                              W I T N E S S E T H:

         Lessor does by these presents hereby let, lease and hire for the purposes of processing and selling of fishmeal and oil and other seafood products, and any other legitimate industry, for the consideration and on the terms hereinafter recited and expressed, to and unto Lessee, who accepts for itself the following described property, to wit:

         1. In Sections 33 and 34, Township 15 South, Range 10 West, Cameron Parish, Louisiana, and fully described as:

                  Commencing at a point on the South line of Section 33 which is North 89[d]51' East 5081.1 feet from the back corner common to Sections 32 and 33, said point of beginning is also North 89[d]51' East 31.1 feet from an existing 4" transite pipe set on the United States Coast Guard Survey of 1960 and is on the right of way line of the existing ship channel; thence North 2[d]55' West 1,881.57 feet along the right of way line of the existing ship channel to a 1" bar situated on the North line of Section 34; thence West 420.31 feet along the North line of Section 34 to the eastern right of way line of Louisiana State Highway 27; thence South 3[d]59' East 2,883.33 feet along the eastern right of way line of Louisiana State Highway 27 to the South line of
                  Section 33; and thence North 89[d]51' East 386.8 feet along the South line of Section 33 to the point of commencement.





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         2.       In Sections 33 and 34, Township 15 South, Range 10 West,
                  Cameron Parish, Louisiana, and fully described as:

                  Commencing at a point on the western right of way line of State Highway 27 which is North 3[d]59' West 307.4 feet from the intersection of the South line of Section 33 and the western right of way line of Louisiana State Highway 27; thence North 3[d]59' West 1,575.83 feet along the western right of way line of Louisiana State Highway 27 to the North line of Section 34; thence West 500 feet along the North line of Section 34; thence South 3[d]59' East 1,575.83 feet; thence East 500 feet to the point of commencement.

         1. This Lease is made for and accepted for a primary term of ten (10) years beginning July 1, 1992 and ending June 30, 2002.

         2. Lessee is given the option and privilege of extending this Lease for two (2), successive ten (10) year periods beginning July 1, 2002, and ending June 30, 2012, and beginning July 1, 2012, and ending June 30, 2022.

         3. The term "Lease Year" as hereinafter used shall refer to a twelve
(12) month period beginning July 1 of one year and ending June 30 of the next year.

         4.       The consideration of this Lease is as follows:

                  (a) The rent during the first five (5) year period commencing July 1, 1992 through June 30, 1997, which Lessee agrees to pay Lessor, shall be Fifty Thousand and No/100 Dollars ($50,000.00) per year payable in advance upon the execution of this Lease and annually thereafter on or before the 10th day of July of each year.

                  (b) The rent during each five (5) year period thereafter, during the remainder of the primary term or any renewals thereafter, which Lessee agrees to pay to Lessor, shall be adjusted proportionately with increases in the Consumer Price Index (All Urban), as hereinafter provided, but in no event shall be less than Fifty Thousand and No/100 Dollars ($50,000.00) per year, payable annually in advance on or before the 10th day of July of each year.

                  (c) Commencing on July 1, 1997, and on the 1st day of each five (5) year period thereafter during the remainder of the primary term or any renewals thereafter, the rent shall be adjusted, in relation to the Consumer Price Index for all items relating to urban consumers compiled and published by the United States Department of Labor,


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                           Bureau of Labor Statistics, hereinafter abbreviated
                           as "CPI," as compared to the CPI in effect as of July 1, 1992. The annual rent for each such five (5) year period shall be calculated by dividing the CPI for the Lease Year immediately preceding the five (5) year period by the CPI in effect as of July 1, 1992. The quotient thereof shall be multiplied by Fifty Thousand and No/100 Dollars ($50,000.00), the result being the annual rental payment for that particular five (5) year period.

                           A similar computation will be made for each subsequent five (5) year period using as the base CPI for comparison, the CPI in effect as of July 1, 1992.

                           In the event that an amendment is made by the United States Department of Labor, Bureau of Labor Statistics in calculating the CPI hereinabove referred to, or if a substantial change is made in the method of establishing such CPI, then the CPI shall be adjusted to the figure that would have resulted had no change occurred in the manner of computing such CPI. In the event that such CPI (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information heretofore used in determining the CPI shall be used in lieu of such CPI.

                           In the event of any dispute between the parties as to this manner of computing any adjustment in the annual rent, or as to the CPI to be used, or as to any other matter arising under this Section 3, such dispute shall be determined by arbitration. During any such arbitration, Lessee shall continue to pay rent at the rate theretofore applicable under the terms of this Lease.

         5. If Lessee fails to pay the rental provided for herein when due, Lessor shall have the right to give Lessee notice by registered mail to pay said rent within fifteen (15) days and if Lessee should fail to pay said rent within fifteen (15) days after said notice then Lessor may declare this Lease canceled.

         6. Lessee shall have the right to build and erect walls, buildings and other structures upon the leased premises and shall likewise have the right to build slips, docks and bulkheads thereon.

         7. It is understood that Lessee may either during the term of or at the termination of this Lease remove any and all properties from the leased premises, except:

                  A.       Slips.


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                  B.       Bulkheads.

                  C.       Docks and platforms.

                  D. Concrete or wood floors or foundations for any of the buildings or structures.

It is further understood and agreed that at the termination of the Lease Lessor shall have the right to accept any of the improvements in their then present condition left by Lessee, or to have Lessee remove same at Lessee's expense.

         8. Lessee agrees to pay for all water, gas, electric lights and power, telephone, sewage disposal or any other services or utility charges incurred or used on the leased premises.

         9. Lessee shall cause all improvements placed by Lessee upon the leased premises to be assessed to Lessee on all tax rolls, and Lessee shall pay the taxes assessed against such improvements. Should taxes on Lessee's improvements be assessed to Lessor, then Lessee shall reimburse Lessor for any such taxes paid by Lessor, such reimbursements shall be made within ninety (90) days after receipt by Lessee of notice and proof of payment of such taxes by Lessor; and Lessee may make such reimbursement in the manner hereinabove provided for the payment of annual rental.

         10. The Lessee further agrees that during the term of this Lease any and all property of any kind that may be on the leased premises shall be at the sole risk of Lessee, and Lessor shall not be liable to Lessee, its invitees or other person for any injury, loss or damage to the property or to any person lawfully on the premises; Lessee agrees, binds and obligates itself to indemnify and save harmless Lessor from any and all claims, demands, suits and judgements therefor or on account of damage or injury, including death to persons and damage to property arising out of or connection with the operation and use of the leased premises and any improvements installed or placed thereon by Lessee under this agreement.

         11. If, as a result of force majeure, judgement of any court of competent jurisdiction, or order, decree or regulation of any governmental body or official having jurisdiction, Lessee shall be prevented from utilizing the leased premises as a menhaden processing facility or as a marine terminal with the right to construct, maintain and utilize dockage, wharfage and other marine facilities upon the leased premises and in the Calcasieu River fronting and abutting same, then Lessee shall have and hereby is given the right and privilege to terminate this Lease without liability to Lessor for the payment of any unpaid rent, any penalty or any other or further sum whatsoever. Any such cancellation shall be made by Lessee within a reasonable period of time after the occurrence of such force majeure or rendition of the judgement, or issuance of the order, decree or regulation which shall prevent Lessee from utilizing the leased premises for the purposes mentioned; and


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within such period, Lessee shall so advise Lessor in writing of the cancellation of this Lease and the reason therefor.

         12. Any and all notices required to be or which may be given shall be so given in writing to the following addresses:

                  To Lessor:     The Ardoin Limited Partnership
                                 c/o Mrs. Goldie Ardoin, General Partner
                                 4400 W. Prien Lake Road
                                 Lake Charles, Louisiana

                  To Lessee:     Zapata Haynie Corporation
                                 P.O. Box 2868
                                 Hammond, Louisiana 78404

         13. Lessor hereby warrants title to the leased premises, and agrees to place and maintain Lessee in possession thereof. Lessee shall act in a reasonable manner to safeguard the leased premises against trespassers, and at its own expense shall evict those who profess to occupy the leased premises adversely to Lessee or Lessor.

         14. Lessee shall have the right to sublease the whole or any part of the leased premises or to assign this Lease in whole or in part without first obtaining the written consent of Lessor provided Lessee is responsible for the consideration.

         15. In the event Lessor leases said property for oil, gas or mineral extraction, said oil, gas or mineral lease shall provide that no drilling shall be conducted on the leased premises herein, but may be exploited through directional drilling.

         16. Lessee covenants and agrees that it shall have full responsibility for any violation of any applicable federal, state or parish environmental laws and regulations which heretofore may have risen or which hereinafter may arise by reason of its occupancy and use of the leased premises during all periods from and after June 30, 1966 and extending through the term of this Lease, as the same may be extended, and Lessee hereby agrees to indemnify Lessor from and against any and all claims which may arise with respect to any alleged violations of any such laws and regulations, including without limitation the costs of defending against any such claim and any and all costs of remediation which may be required as a result thereof. Lessee's obligations as set forth in this paragraph shall survive the termination of this Lease.


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         IN FAITH WHEREOF, Lessee and Lessor have signed these presents in triplicate originals in the presence of the undersigned competent witnesses after a due reading of the whole effective as of the 1st day of July, 1992.

                                               LESSOR:

                                               The Ardoin Limited Partnership

WITNESSES:

---------------------------                    ---------------------------------
                                               By:      Goldie Ardoin,
                                                        General Partner

---------------------------

         SWORN TO AND SUBSCRIBED before me this ___ day of April, 1993.


                                               ---------------------------------
                                               Notary Public


                                               LESSEE:

                                               Zapata Haynie Corporation

WITNESSES:

--------------------------                     ---------------------------------
                                               By:      Kent R. Stephenson,
                                                        Vice President

--------------------------


         SWORN TO AND SUBSCRIBED before me this ___ day of April, 1993.

                                               ---------------------------------
                                               Notary Public


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                               CORRECTION OF LEASE

STATE OF LOUISIANA

PARISH OF CALCASIEU

         KNOW ALL MEN BY THESE PRESENTS:

         This Correction of Lease is entered into by and between The Ardoin Limited Partnership, a limited partnership organized and existing under the laws of the State of Louisiana, hereinafter referred to as Lessor, and Zapata Haynie Corporation, a corporation organized and existing under the laws of the State of Virginia, hereinafter referred to as Lessee, both of which do mutually covenant and agree as follows:

                              W I T N E S S E T H:

         By Lease effective as of the 1st day of July, 1992, The Ardoin Limited Partnership, as Lessor, and Zapata Haynie Corporation, as Lessee, entered into a lease affecting the property more fully described in said Lease, which said Lease is made a part hereof by reference thereto.

         That an error was made and committed in describing the property which The Ardoin Limited Partnership let, leased and hired to Zapata Haynie Corporation.

         That The Ardoin Limited Partnership and Zapata Haynie Corporation do hereby correct the said Lease to revise the description of the property let, leased and hired by The Ardoin Limited Partnership to Zapata Haynie Corporation in the said Lease to read as follows, to wit:

         1. In Sections 33 and 34, Township 15 South, Range 10 West, Cameron Parish, Louisiana, and fully described as:

                  Commencing at a point on the South line of Section 33 which is North 89[d]51' East 5081.1 feet from the back corner common to Sections 32 and 33, said point of beginning is also North 89[d]51' East 31.1 feet from an existing 4" transite pipe set on the United States Coast Guard Survey of 1960 and is on the right of way line of the existing ship channel; thence North 2[d]58' West 1,881.57 feet along the right of way line of the existing ship channel to a 1" bar situated on the North line of Section 34; thence West 420.31 feet along the North line of





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                  Section 34 to the eastern right of way line of Louisiana State
                  Highway 27; thence South 3[d]59' East 1,883.23 feet along the eastern right of way line of Louisiana State Highway 27 to the South line of Section 33; and thence North 89[d]51'
                  East 386.8 feet along the South line of Section 33 to the point of commencement.

         2. In Sections 33 and 34, Township 15 South, Range 10 West, Cameron Parish, Louisiana, and fully described as:

                  Commencing at a point formed by the intersection of the south line of Section 33 and the western right of way line of Louisiana State Highway 27; thence North 3[d]59' West
                  1,883.23 feet along the western right of way line of Louisiana State Highway 27 to the North line of Section 34; thence West 500 feet along the North line of Section 34; thence South 3[d]59' East 1,883.23 feet to the South line of Section
                  33; thence East 500 feet along the South line of Section 33 to the point of commencement.

         That except for correcting the description of the property subject to the said Lease, all of the other terms, conditions, covenants, obligations and agreements contained in the said Lease shall remain in full force and effect.

         That the sole and only purpose of this Correction of Lease is to properly describe the property subject to the said Lease.

         IN FAITH WHEREOF, The Ardoin Limited Partnership and Zapata Haynie Corporation have signed these presents in triplicate originals in the presence of the undersigned competent witnesses after a due reading of the whole effective as of the 1st day of July, 1992.

                                      LESSOR:

WITNESSES:                            THE ARDOIN LIMITED PARTNERSHIP

                                      By:
-----------------------------            -------------------------------
                                               Goldie Ardoin
                                               General Partner
---------------------------





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         SWORN TO AND SUBSCRIBED before me this 22nd day of February, 1994.


                                      --------------------------------------
                                      Notary Public

                                      LESSEE:

WITNESSES:                            ZAPATA HAYNIE CORPORATION

                                      By:
-----------------------------            -------------------------------
                                           Joseph L. von Rosenberg, III

-----------------------------

         SWORN TO AND SUBSCRIBED before me this __ day of March, 1994.

                                      ----------------------------------
                                      Notary Public


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